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                                                                    Exhibit 10.1


                    AMERICAN REAL ESTATE FINANCE CORPORATION

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                          INVESTMENT ADVISORY AGREEMENT

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                                TABLE OF CONTENTS

                                                                    PAGE
                                                                    ----
1        DEFINITIONS                                                  1

2        GENERAL                                                      2

3        DUTIES AND OBLIGATIONS OF THE ADVISOR WITH RESPECT TO
         INVESTMENT OF ASSETS OF THE COMPANY                          2

4        PORTFOLIO TRANSACTIONS AND BROKERAGE                         5

5        COMPENSATION OF THE ADVISOR                                  5

6        LIMITATION OF LIABILITY; INDEMNITY                           6

7        DURATION AND TERMINATION                                     7

8        ACTION UPON TERMINATION                                      8

9        ASSIGNMENT                                                   8

10       NOTICES                                                      8

11       GOVERNING LAW                                                8

12       AMENDMENTS                                                   8

13       SEVERABILITY                                                 8

14       ENTIRE AGREEMENT                                             9

15       COUNTERPARTS                                                 9


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                          INVESTMENT ADVISORY AGREEMENT

         AGREEMENT, dated [__________], between American Real Estate Finance Corporation (the "COMPANY"), a Maryland corporation, and [________________] (the "ADVISOR"), a Delaware limited liability company.

         WHEREAS, the Company intends to invest in a diversified portfolio of multifamily, commercial and residential mortgage loans, mortgage backed securities and other real estate related assets in U.S. and non-U.S. markets ("REIT INVESTMENTS") and expects to qualify for the tax benefits accorded by Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the "CODE"); and

         WHEREAS, the Company desires to retain the Advisor to acquire, sell and otherwise manage the investments of the Company and to perform certain supervisory services for the Company in the manner and on the terms set forth herein;

         NOW THEREFORE, in consideration of the mutual promises and agreements herein contained and other good and valuable consideration, the receipt of which is hereby acknowledged, it is agreed by and between the parties hereto as follows:

1.       DEFINITIONS

         Capitalized terms used but not defined herein shall have the following respective meanings:

         (a) "ARTICLES OF INCORPORATION" means the Articles of Incorporation of the Company.

         (b) "AFFILIATE" means, when used with reference to a specified person, (i) any person that directly or indirectly controls or is controlled by or is under common control with the specified person, (ii) any person that is an officer of, partner in or trustee of, or serves in a similar capacity with respect to, the specified person or of which the specified person is an officer, partner or trustee, or with respect to which the specified person serves in a similar capacity, and (iii) any person that, directly or indirectly, is the beneficial owner of 5% or more of any class of equity securities of the specified person or of which the specified person is directly or indirectly the owner of 5% or more of any class of equity securities; provided, however, that neither the Company nor any of its controlled Affiliates will be treated as an Affiliate of the Advisor or any of its Affiliates.

         (c) "AGREEMENT" means this Investment Advisory Agreement, as amended from time to time.

         (d)      "BOARD OF DIRECTORS" means the Board of Directors of the
Company.

         (e) "BY-LAWS" means the By-Laws of the Company as adopted by the Board of Directors in accordance with the Maryland General Corporation Law.

         (f)      "CLOSING DATE" means the date of closing of the Merger.

         (g) "COMMON STOCK" means the shares of common stock, par value $.01, of the Company.

         (h) "INDEPENDENT DIRECTORS" shall mean those directors of the Company who (a) do not own greater than a de minimis interest in the Advisor or any of its Affiliates, (b) are not officers or employees of or otherwise affiliated with the Company or the Advisor, and (c) within the last two years, have not (i) directly or indirectly been employed by the Advisor or any of its Affiliates, (ii) been an officer or director of the Advisor or any of its Affiliates, (iii) performed services for the Advisor or any of its


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Affiliates, or (iv) had any material business or professional relationship with the Advisor or any of its Affiliates.

         (i)      "INITIAL DATE" means ____________, 2002.

         (j) "MANAGEMENT FEES" means the base management fee and incentive compensation as set forth in Section 5 hereof.

         (k) "MERGER" means the merger of American Strategic Income Portfolio Inc., American Strategic Income Portfolio Inc. - II, American Strategic Income Portfolio Inc. - III, and American Select Portfolio Inc. with and into the Company.

         (l) "MORTGAGE BACKED SECURITIES" means debt obligations (bonds) that are secured by Mortgage Loans or mortgage certificates.

         (m) "MORTGAGE LOANS" means multifamily, residential and commercial term loans secured by real property.

         (n) "REIT PROVISIONS OF THE CODE" means Sections 856 through 860 of the Code.

         (o) "STOCKHOLDER" means a holder of the capital stock of the Company.

2.       GENERAL

         The Advisor agrees, as more fully set forth herein, to act as investment adviser to the Company with respect to the investment of the Company's assets and to supervise and arrange the purchase of Mortgage Loans, Mortgage Backed Securities and other investments for the Company. The Advisor shall manage the business affairs of the Company in conformity with the policies that are approved and monitored by the Board of Directors. The Advisor shall prepare regular reports for the Board of Directors that will review the Company's acquisitions of assets, portfolio composition and characteristics, credit quality, hedging strategies, performance and compliance with the policies approved by the Board of Directors. The Advisor shall allocate among the Company and its other clients investment and disposition opportunities in accordance with policies and procedures the Advisor considers fair and equitable, including, without limitation, such considerations as investment objectives, restrictions and time horizons, availability of cash and the amount of existing holdings.

3. DUTIES AND OBLIGATIONS OF THE ADVISOR WITH RESPECT TO INVESTMENT OF ASSETS OF THE COMPANY

         (a) Subject to the succeeding provisions of this section and subject to the direction and control of the Board of Directors, the Advisor will be responsible for the day-to-day operations of the Company and will perform (or cause to be performed through affiliates of the Advisor or through third parties) such services and activities relating to the assets and operations of the Company as the Advisor deems appropriate, including:

                  (i) providing a complete program of investing and reinvesting the capital and assets of the Company in pursuit of its investment objectives and in accordance with policies adopted by the Board of Directors from time to time;

                  (ii) serving as the Company's consultant with respect to formulation of investment criteria and preparation of policy guidelines by the Board of Directors;


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                  (iii)    assisting the Company in developing criteria for
mortgage asset purchase commitments that are specifically tailored to the Company's investment objectives and making available to the Company its knowledge and experience with respect to mortgage assets and other real estate related assets;

                  (iv) counseling the Company in connection with policy decisions made by the Board of Directors;

                  (v) evaluating and recommending hedging strategies to the Board of Directors in accordance with hedging guidelines and policies adopted by the Board of Directors, and engaging in hedging activities on behalf of the Company, consistent with the Company's status as a REIT;

                  (vi) advising the Company on borrowing and leverage strategies and guidelines;

                  (vii) maintenance of the Company's exemption from regulation as an investment company;

                  (viii) representing the Company in connection with the purchase and commitment to purchase or sell mortgage assets, including the accumulation of Mortgage Loans for securitization and the incurrence of debt;

                  (ix) furnishing reports and statistical and economic research to the Company regarding the Company's activities and the services performed for the Company by the Advisor;

                  (x) monitoring and providing to the Board of Directors on an ongoing basis price information and other data, obtained from certain nationally recognized dealers that maintain markets in mortgage assets identified by the Board of Directors from time to time, and providing data and advice to the Board of Directors in connection with the identification of such dealers;

                  (xi) administering the day-to-day operations of the Company and performing and supervising the performance of such other administrative functions necessary in the management of the Company as reasonably directed by the Board of Directors;

                  (xii) contracting, in the name and on behalf of the Company, as necessary, with third parties for master servicing and special servicing of assets acquired by the Company;

                  (xiii) communicating on behalf of the Company with the holders of the equity and debt securities of the Company as required to satisfy the reporting and other requirements of any governmental bodies or agencies and to maintain effective relations with such holders;

                  (xiv) causing the Company to qualify to do business in all applicable jurisdictions;

                  (xv) causing the Company to retain qualified accountants and legal counsel to assist in developing appropriate accounting procedures, compliance procedures and testing systems and to conduct quarterly compliance reviews;

                  (xvi) assisting the Company in complying with all federal and state legal and regulatory requirements applicable to the Company in respect of its business activities, including preparing or causing to be prepared all financial statements required under applicable regulations and contractual undertakings and all reports to shareholders, annual and quarterly reports, proxy statements





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and other reports and documents, if any, required under the Securities and
Exchange Act of 1934, as amended (the "EXCHANGE ACT");

                  (xvii) assisting the Company in making required tax filings and reports and maintaining its status as a REIT, including soliciting Stockholders for required information to the extent provided in the REIT Provisions of the Code;

                  (xviii) supervising investor relations, public relations and relations with the investment community;

                  (xix) supervising the maintenance of the Company's accounts, books and records;

                  (xx) performing such other services as may be required from time to time for management and other activities relating to the assets of the Company as the Board of Directors shall reasonably request or the Advisor shall deem appropriate under the particular circumstances; and

                  (xxi) using reasonable efforts to cause the Company to comply with applicable laws.

         (b) In the performance of its duties under this Agreement, the Advisor shall at all times use reasonable efforts to cause the Company to conform to and act in accordance with any requirements imposed by (i) the status of the Company as a REIT as defined in the REIT Provisions of the Code; (ii) the Company's status as an entity exempt from regulation under the Investment Company Act of 1940; (iii) any other applicable provision of law, rule or regulation; (iv) the provisions of the Articles of Incorporation and By-Laws of the Company, as such documents are amended from time to time; (v) the investment objectives and policies of the Company established by the Board of Directors; and (vi) any policies and determinations of the Board of Directors.

         (c) The Advisor will bear all costs and expenses of its officers and employees and any overhead incurred in connection with its duties hereunder, the cost of office space and equipment required for performance of its duties and shall bear the costs of any salaries or directors fees of any officers or directors of the Company who are Affiliated persons of the Advisor (provided that such salaries and/or fees are approved by the Advisor); provided that the Advisor shall not be expected to bear the following expenses: issuance and transaction costs incident to the acquisition, disposition and financing of investments, legal, accounting and auditing fees and expenses, the compensation and expenses of the Company's Independent Directors, the costs of printing and mailing proxies and reports to Stockholders, costs incurred by employees of the Advisor for due diligence and travel on behalf of the Company, costs associated with any computer software or hardware that is used exclusively for the Company, costs to obtain liability insurance to indemnify the Company's directors and officers, the Advisor and its employees and directors, litigation or other extraordinary or non-recurring expenses incurred on behalf of the Company and the compensation and expenses of the Company's custodian and transfer agent, if any. The Company will also be required to pay all expenses incurred in connection with due diligence, the accumulation of Mortgage Loans or other real estate related assets, the master and special servicing of Mortgage Loans, the issuance and administration of Mortgage Backed Securities from pools of Mortgage Loans or otherwise, the raising of capital, incurrence of debt, the acquisition of assets, interest expenses, taxes and license fees, non-cash costs, litigation, the base and incentive management fee and extraordinary or non-recurring expenses.

         (d) The Advisor shall not be entitled to receive any compensation for services rendered to the Company pursuant to this Agreement except for the compensation contemplated under this Agreement; provided, however, that nothing in this Section 3(d) shall preclude the Advisor or any affiliate from receiving any compensation for other services rendered to the Company at the request or approval of the





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Board of Directors or from receiving soft dollar products and services in connection with transactions effected on behalf of the Company, provided such products and services benefit the Company.

         (e) Nothing in this Agreement shall prevent the Advisor or any equity owner, officer, manager, employee or other Affiliate thereof from acting as investment adviser for any other person, firm or corporation (including any other REIT), or from engaging in any other lawful activity, and shall not in any way limit or restrict the Advisor or any of its equity owners, managers, officers, employees or agents from buying, selling or trading any securities for its or their own accounts or for the accounts of others for whom it or they may be acting; provided, however that the Advisor will not undertake activities which, in its judgment, will substantially and adversely affect the performance of its obligations under this Agreement.

         (f) The Advisor shall maintain appropriate books of accounts and records relating to services performed hereunder, and such books of accounts and records shall be accessible for inspection by representatives of the Company or any of its subsidiaries at any time during normal business hours. The Advisor shall keep confidential any and all information obtained in connection with the services rendered hereunder and shall not disclose any such information to non-affiliated third parties other than parties providing services to the Company except with the prior written consent of the Board of Directors or as may be required by law or order of a court or other tribunal having requisite jurisdiction.

4.       PORTFOLIO TRANSACTIONS AND BROKERAGE

         The Advisor is authorized, for the purchase and sale of the Company's assets, to employ such brokers or dealers as may, in the reasonable judgment of the Advisor, implement the policy of the Company to obtain the best net results taking into account such factors as price, including dealer spread, the size, type and difficulty of the transaction involved, the firm's general execution and operational facilities and the firm's risk in positioning the securities involved. Consistent with this policy, the Advisor is authorized to direct the execution of the Company's portfolio transactions to brokers and dealers furnishing statistical information or research deemed by the Advisor to be useful or valuable to the performance of its investment advisory functions for the Company.

5.       COMPENSATION OF THE ADVISOR

         (a) Commencing with the first fiscal quarter in which the Closing Date occurs, the Company agrees to pay to the Advisor and the Advisor agrees to accept as full compensation for all services rendered by the Advisor as such,
(i) a quarterly base management fee calculated as a percentage of the total assets of the Company on the last business day of each fiscal quarter (determined in accordance with the U.S. generally accepted accounting principles ("GAAP")) and equal to .25% per annum (expressed as a quarterly percentage) for investment grade assets (as herein defined) and 1% per annum (expressed as a quarterly percentage) for the first $1 billion of other assets and .75% per annum (expressed as a quarterly percentage) of other assets over $1 billion, and
(ii) incentive compensation for each fiscal quarter in an amount equal to the product of (I) the weighted average number of shares of common stock outstanding during such quarter, and (II) 20% of the dollar amount by which (1) Earnings of the Company (before the incentive fee) per share of common stock (based on the weighted average number of shares of common stock outstanding), exceeds (2) an amount equal to the product of (a) the Weighted Average Price Per Share (as herein defined) and (b) an amount equal to the greater of 10% per annum (expressed as a quarterly rate) or the ten year U. S. Treasury Rate plus three and one-half percent per annum (expressed as a quarterly percentage). As used herein, (w) "EARNINGS OF THE COMPANY" means earnings computed in accordance with GAAP excluding gains (or losses) from debt restructuring and asset sales, plus depreciation and amortization on real estate assets, and after adjustments for unconsolidated partnerships and joint ventures, (x) "WEIGHTED AVERAGE PRICE PER SHARE" shall equal the quotient determined by



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dividing (i) the sum of (a) the product of (1)$[_____] [the initial net asset value per share of the common stock of the Company issued in the Merger] and (2) the number of shares of common stock in the Company issued in the Merger, and
(b) the product of (1) the weighted average initial public offering price per share of common stock issued by the Company in its BONA FIDE underwritten public offerings and (2) the number of shares of common stock issued by the Company in such public offerings by (ii) the sum of the number of shares of common stock in clauses (a)(2) and (b)(2) above, (y) "TEN YEAR U.S. TREASURY RATE" means the arithmetic average of the daily closing yields to maturity for actively traded current coupon U.S. Treasury fixed interest rate securities (adjusted to constant maturities of ten years) published by the Federal Reserve Board in respect of such fiscal quarter, or if such rate is not published by the Federal Reserve Board, any Federal Reserve Bank or agency or department of the federal government selected by the Company, and (z) "INVESTMENT GRADE ASSETS" means (a) assets that have a credit rating of BBB- or higher from Standard & Poor's Corporation or Baa or higher from Moody's Investors Service, Inc. or have received an equivalent rating from a nationally recognized rating agency and (b) residential mortgage-backed securities, as determined in the reasonable judgment of the Advisor to be, of equivalent credit quality, whether or not rated. For any period less than a quarter during which this Agreement is in effect, the base management fee shall be prorated according to the proportion which such period bears to a full quarter and the incentive fee shall be calculated so as to take appropriate account of the portion of the quarter to which it relates.

         (b) The Management Fees earned under Section 5(a) will be payable in arrears. The Advisor shall compute the compensation payable under Section 5(a) of this Agreement within 15 days after the end of each fiscal quarter. A copy of the computations made by the Advisor to calculate its compensation shall thereafter promptly be delivered to the Board of Directors and, upon such delivery, payment of the compensation earned under Section 5(a) of this Agreement shown therein shall be due and payable not later than 30 days after the end of such fiscal quarter.

6.       LIMITATION OF LIABILITY; INDEMNITY

         (a) The Company hereby agrees to indemnify the Advisor and each of the Advisor's equity owners, officers, managers, employees, agents, associates and controlling persons and the equity owners, officers, managers, employees and agents thereof (including any individual who serves at the Advisor's request as director, officer, partner, member, manager, trustee or the like of another entity) (the Advisor and each such person being an "INDEMNITEE") against any liabilities and expenses, including amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and counsel fees reasonably incurred by such indemnitee in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, before any court or administrative or investigative body in which such indemnitee may be or may have been involved as a party or otherwise or with which such indemnitee may be or may have been threatened, by reason of service in any capacity set forth above in this Section 6, and the Company further agrees that each such indemnitee shall not have any liability to the Company or its Stockholders for any error of judgment or mistake of law or for any loss arising out of any investment or for any act or omission in performing its obligations under this Agreement; provided, however, that no indemnitee shall be relieved of liability pursuant to the foregoing or be indemnified hereunder against any liability to the Company or its Stockholders or any expense of such indemnitee or held harmless for liabilities hereunder arising by reason of (i) willful misfeasance, (ii) bad faith, (iii) gross negligence, (iv) reckless disregard of the duties involved in the conduct of its position or (v) any material breach of the terms of this Agreement, provided that such breach does not arise solely from the Advisor's good faith reliance upon the advice of outside professionals as to a matter which the Advisor reasonably believes to be within that person's professional or expert competence.

         (b) The Company shall make advance payments in connection with the expenses of defending any action with respect to which indemnification might be sought hereunder if the Company


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receives a written affirmation of the indemnitee's good faith belief that the standard of conduct necessary for indemnification has been met and a written undertaking to reimburse the Company if it is subsequently determined that the indemnitee is not entitled to such indemnification.

         The rights accruing to any indemnitee under these provisions shall not exclude any other right to which he may be lawfully entitled.

7.       DURATION AND TERMINATION

         This Agreement shall commence on the date hereof for an initial term expiring on the second anniversary of the Closing Date. Thereafter, successive extensions, each for a period not to exceed two years, may be made by agreement between the Company and the Advisor, with the approval of a majority of the Independent Directors until this Agreement is terminated or assigned under the provisions of this Section 7 or Section 9, as the case may be, of this Agreement.

         The Company may terminate, or decline to renew the term of, this Agreement with or without cause at any time upon 60 days written notice by a majority vote of the Independent Directors. Upon termination of this Agreement by the Company (other than in the case of termination by the Company for cause (as described below)) or if this Agreement is not renewed (other than in the case in which the Company at least 60 days prior to expiration of the Agreement or any extension thereof (the "Expiration Date") gives written notice to the Advisor that it is offering to extend the terms of this Agreement for an additional two year period on the terms outlined herein and the Advisor fails to accept such offer of renewal prior to the Expiration Date (an "ADVISOR NON-RENEWAL")), the Company is obligated to pay the Advisor a termination fee. The termination fee shall be an amount equal to five percent of, for the first two years following the Initial Date, and two percent of, thereafter, the net equity of the Company, calculated as of the fiscal year-end immediately prior to the termination or non-renewal, as the case may be, in accordance with GAAP.

         At the option of the Company, this Agreement, or any extension hereof, shall be and become terminated with cause upon 60 days' prior written notice of termination approved by the Board of Directors, including at least a majority of the Independent Directors, without payment of any termination fee, if any of the following events occur: (i) the Advisor commits a material breach of any provision of this Agreement (including any material breach of the provisions of Section 3(a) and (b) herein), and after written notice of such violation, shall not cure such violation within 30 days; or (ii) there is entered an order for relief or similar decree or order with respect to the Advisor by a court having competent jurisdiction in an involuntary case under the federal bankruptcy laws as now or hereafter constituted or under any applicable federal or state bankruptcy, insolvency or other similar laws; or (iii) the Advisor (A) ceases, or admits in writing its inability to pay its debts as they become due and payable, or makes a general assignment for the benefit of, or enters into any composition or arrangement with, creditors; (B) applies for, or consents (by admission of material allegations of a petition or otherwise) to the appointment of a receiver, trustee, assignee, custodian, liquidator or sequestrator (or other similar official) of the Advisor or of any substantial part of its properties or assets, or authorizes such an application or consent, or proceedings seeking such appointment are commenced without such authorization, consent or application against the Advisor and continue undismissed for 30 days;
(C) authorizes or files a voluntary petition in bankruptcy, or applies for or consents (by admission of material allegations of a petition or otherwise) to the application of any bankruptcy, reorganization, arrangement, readjustment of debt, insolvency, dissolution, liquidation or other similar law of any jurisdiction, or authorizes such application or consent, or proceedings to such end are instituted against application or consent, or proceedings to such end are instituted against the Advisor without such authorization, application or consent and are approved as properly instituted and remain undismissed for 30 days or result in adjudication of bankruptcy or insolvency; or (D) permits or suffers all or any substantial part of its properties or assets to be sequestered or attached by court order and the order remains undismissed for 30 days.


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         The Advisor agrees that if any of the events specified above occur, it will give prompt written notice thereof to the Board of Directors after the occurrence of such event.

         Upon written request from the Company, the Advisor shall prepare, execute and deliver to a successor manager any and all documents and other instruments, place in such successor manager's possession all files and do or cause to be done all other acts or things necessary or appropriate to effect the purposes of such notice of termination, to the successor manager at the Advisor's sole expense; provided, however, that the Advisor shall be entitled to retain copies of all such documents and other instruments as may be required by federal or state law. The Advisor agrees to cooperate with Company and such successor manager in effecting the termination of Advisor's responsibilities and rights hereunder.

8.       ACTION UPON TERMINATION

         From and after the effective date of termination of this Agreement pursuant to Section 7 hereof, the Advisor shall not be entitled to compensation for further services hereunder, but shall be paid all compensation accruing to the date of termination and, if such termination is not for cause or this Agreement is not renewed pursuant to the terms outlined herein unless as a result of an Advisor Non-Renewal, the termination fee determined pursuant to
Section 7. The Advisor shall forthwith upon such termination deliver to the Board of Directors all funds and property, documents, corporate records, reports and software of the Company or any subsidiary of the Company then in the custody of Advisor; provided, however, that the Advisor shall be entitled to retain copies of all such documents and other instruments as may be required by federal or state law.

9.       ASSIGNMENT

         This Agreement may not be assigned without the consent of all the parties to this Agreement.

10.      NOTICES

         Any notice under this Agreement shall be in writing to the other party at such address as the other party may designate from time to time for the receipt of such notice and shall be deemed to be received on the earlier of the date actually received or on the fourth day after the postmark if such notice is mailed first class postage prepaid.

11.      GOVERNING LAW

         This Agreement shall be construed in accordance with the laws of the State of Maryland for contracts to be performed entirely therein without reference to choice of law principles thereof.

12.      AMENDMENTS

         This Agreement shall not be amended, changed or modified in whole or in part except by an instrument in writing signed by all parties hereto, or their respective successors or assigns. Any amendment approved by the Company shall require approval by its Board of Directors (acting by an affirmative vote of at least two-thirds of the Directors, including at least a majority of the Independent Directors then holding office).

13.      SEVERABILITY

         The invalidity or unenforceability of any provision of this Agreement shall not affect the validity of any other provision, and all other provisions shall remain in full force and effect.


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14.      ENTIRE AGREEMENT

         This instrument contains the entire agreement between the parties as to the rights granted and the obligations assumed in this instrument.

15.      COUNTERPARTS

         This Agreement may be signed by the parties in counterparts which together shall constitute one and the same agreement among the parties.


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         IN WITNESS WHEREOF, the parties hereto have caused the foregoing instrument to be executed by their duly authorized officers, all as of the date and the year first above written.


                            AMERICAN REAL ESTATE FINANCE CORPORATION


                            By:
                                ------------------------------------------------
                                 Name:
                                 Title:



                            [----------------------------]


                            By:
                                ------------------------------------------------
                                 Name:
                                 Title:


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